                               SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, made and entered into this 12th day of March, 1999, by and between LONE STAR TECHNOLOGIES, INC. ("Subordinating Creditor") with a principal place of business at 14681 Midway Road, Suite 200, Dallas, TX 75244 and THE CIT GROUP/BUSINESS CREDIT, INC., as agent for the Lenders ("the Agent") with a place of business at Two Lincoln Centre, 5420 LBJ Freeway, Suite 200, Dallas, TX 74240. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, Lone Star Steel Company,(herein, the "Company") has executed and delivered to Subordinating Creditor certain loan and security agreements and its promissory note, dated, on or about March 12, 1999 in the principal amount of $25,000,000, (collectively, the "Subordinated Note");

     WHEREAS, the Subordinating Creditor in is the Parent of the Company;

     WHEREAS, the Company (and certain of its affiliates) desires to borrow certain sums from the Agent and the Lenders pursuant to a Financing Agreement ("Financing Agreement") and they have executed certain Promissory Notes to evidence the indebtedness due from the Company and said affiliates (herein the "Guarantors"), or any one of them, to the Agent and/or the Lenders, including the Term Loan Promissory note in the amount of $10,000,000 (collectively, the "the Agent Note");

     WHEREAS, the extension of credit by the Agent and the Lenders to the Company will benefit the Subordinating Creditor;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinating Creditor hereby agrees with the Agent as follows:

1. SUBORDINATION. The Subordinating Creditor hereby subordinates and defers the payment (including without limitation in any Insolvency Proceeding) of any and all amounts which may be now or hereafter owing by the Company or the Guarantors to the Subordinating Creditor pursuant to the Subordinated Note and/or any other guarantees, agreements and promissory notes now or hereafter executed and delivered by the Company and/or the Guarantors to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing by the Company and/or the Guarantors, to the Subordinating Creditor arising pursuant to or in connection with said Subordinated Note (the "Subordinated Debt") to the prior payment in cash and satisfaction in full of any and all Senior Debt which may be now or hereafter owing to the Agent and/or the Lenders by Company and/or the Guarantors. "Senior Debt", as used herein, shall mean all Obligations (as defined in the Financing Agreement), including, without limitation, any and all now existing and future indebtedness, obligations or liabilities of the Company and/or its consolidated subsidiaries and/or the Guarantors to the Agent and/or the Lenders, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Financing Agreement or the Agent Note or any guaranty executed by Company and/or the Guarantors in favor of the Agent and/or the Lenders, as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon, including, without limitation, any post petition interest accruing on such Senior Debt after Company (and/or the Guarantors, as applicable), becomes subject to an Insolvency Proceeding (whether or not such interest is enforceable against the Company (and/or the Guarantors, as applicable) or recoverable against the Company, or its bankruptcy estates). Senior Debt shall also include all indebtedness, obligations and liabilities of the Company and/or the Guarantors (i) arising in connection with any and all advances and accommodations made to the Company and/or its consolidated subsidiaries, or any one of them, as a debtor-in-possession, or a trustee for the Company under any Insolvency Proceeding and (ii) to repay any amount previously paid by Company (and/or its consolidated subsidiaries and/or the Guarantors, as applicable), pursuant to the Financing Agreement which amounts have been returned to the (Company and/or the Guarantors, as applicable) or to a trustee pursuant to sections 547 or 548 of the Bankruptcy Code.

     "Insolvency Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Company (or to the extent applicable, its consolidated subsidiaries) or its assets, (ii) any liquidation, dissolution, reorganization or winding up of Company (and/or the Guarantors, as applicable), whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or (iii) any assignment for the benefit of creditors or any other marshalling of any of the Company's (and/or the Guarantors, as applicable) assets.

     2. REPRESENTATIONS AND WARRANTIES. The Subordinating Creditor hereby warrants and represents:

     2.1 That the Company owes to the Subordinating Creditor, as of the date hereof, the Subordinated Debt; that the Subordinated Debt is not subject to any defense, offset or counterclaim; that the Subordinating Creditor is the exclusive owner of the Subordinated Debt; that there are, and will be, no guarantees or collateral or security for said Subordinated Debt, except as set forth in the Intercreditor Agreement of even date herewith; and that neither the Subordinated Debt nor any collateral or guarantees (if any) therefor is subject to any lien, security interest, guarantees, subordination or assignment except the subordination in favor of the Agent.

     2.2 That until such time as this Subordination Agreement is terminated as herein below provided, except as otherwise specifically permitted in this Subordination Agreement, the Subordinating Creditor will not, directly or indirectly, demand or receive payment of; exchange, forgive, or modify; request or obtain collateral or security or guarantees for, except as set forth in the Intercreditor Agreement of even date herewith; effect a subordination or transfer to others of; grant any security interest in or lien on; or assert, or participate in, or bring any sort of action, suit or proceeding (including without limitation bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization on: the whole or any part of, the Subordinated Debt.

     3. INDUCEMENT. This Subordination Agreement is executed as an inducement to the Agent and the Lenders to make loans or advances to the Company, or otherwise to extend credit or financial accommodations to the Company, and to enter into and continue a financing arrangement with the Company and is executed in consideration of the Agent's and the Lenders doing or having done any of the foregoing. The Subordinating Creditor agrees that any of the foregoing shall be done or extended by the Agent and/or the Lenders in their sole discretion and shall be deemed to have been done or extended by the Agent and the Lenders in consideration of and in reliance upon the execution of this Subordination Agreement, but that nothing herein shall obligate the Agent and/or the Lenders to do any of the foregoing.

     4. TERMINATION. This Subordination Agreement may be terminated only upon payment and satisfaction in cash in full of all Senior Debt and termination of the Financing Agreement and the Agent's and the Lenders obligation to make loans, advances and/or extensions of credit thereunder provided, however, that upon termination of this Subordination Agreement, the Subordinating Creditor, shall remain bound hereunder, and this Subordination Agreement shall continue in full force and effect with respect to any and all Senior Debt created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals, or modifications or reinstatement of said pre-existing Senior Debt. This is a continuing agreement and the above means shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Senior Debt owing to the Agent and/or the Lenders by the Company (or the Guarantors).

     5. RIGHTS IN INSOLVENCY PROCEEDINGS. The Subordinating Creditor irrevocably authorizes and empowers the Agent in any Insolvency Proceeding involving or relating to the Subordinated Debt to: file a proof of claim in behalf of the Subordinating Creditor with respect to the Subordinated Debt, ONLY IF the Subordinating Creditor fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted; and to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Subordinating Creditor shall provide to the Agent all information and documents necessary to present claims or seek enforcement as aforesaid. The Subordinating Creditor agrees that while it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceeding relative to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Subordinating Creditor shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Financing Agreement, the Loan Documents, the Agent Note, or the liens and security interests to the extent granted to the Agent and/or the Lenders with respect to the Senior Debt, (ii) the rights and duties of the Agent and/or the Lenders established in the Financing Agreement or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of this Subordination Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt. The Agent agrees that while it shall retain the right to vote its Senior Debt and otherwise act in any such reorganization proceeding relative to the Company (or the Guarantors) (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization arrangement, composition or extension), the Agent shall not take any action or vote in any way so as to contest the enforceability of this Subordination Agreement, the Subordinated Note or any other agreement or instrument to the extent evidencing or relating to Subordinated Debt.

     6. NO LIABILITY; OVERPAYMENT. The Agent and/or the Lenders shall in no event be liable for any failure to prove the Subordinated Debt; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith. If any dividends or payments received by the Agent on the Subordinated Debt, when added to the dividends received directly by the Agent on the Senior Debt, shall exceed the total Senior Debt, the Agent agrees to pay the excess to the Subordinating Creditor.

     7. ARRANGEMENTS WITH THE COMPANY. It is agreed that the Agent may enter into any agreement or arrangements with respect to the Financing Agreement, the

Loan Documents, and/or the Agent Note, and any amendments, thereto, with the Company and/or the Guarantors, as the Agent and/or the Lenders may deem proper; extend the time for payment of and/or renew any or all Senior Debt; surrender any security, collateral or guarantees underlying all or any of such Senior Debt, and make any settlements and compromises thereof; all without notice to or consent from the Subordinating Creditor and without in any way impairing or affecting this Subordination Agreement thereby.

     8. PAYMENTS TO THE SUBORDINATING CREDITOR. (a) Subject to the provisions of subparagraph (b) hereof, should any payment with respect to the Subordinated Debt be received by the Subordinating Creditor in any form and from any source whatsoever, including, without limitation, any payment or distribution of collateral security (if any) or the proceeds of any such collateral security, prior to the satisfaction in cash in full of all of the Senior Debt, the Subordinating Creditor shall immediately deliver to the Agent on behalf of the Lenders any monies, securities or other property received by it, or its equivalent in cash, with proper endorsements or assignments, if necessary; and pending such delivery the Subordinating Creditor shall hold such monies, securities or other property as trustee for the account of the Agent and the Lenders; and

(b) Notwithstanding anything to the contrary stated herein, the Company may make payments of (i) interest when due, strictly in accordance with the terms and provisions of the Subordinated Note as in effect on the date hereof, and
(ii) principal as set for the in the Subordinated Note to the Subordinating Creditor under and strictly in accordance with the Subordinated Note as in effect on the date hereof, all without prepayment or acceleration of the Subordinated Debt, and the Subordinating Creditor may demand, receive and retain said payments unless the Agent has notified the Subordinating Creditor in writing that an Event of Default has occurred under the Financing Agreement (a "Suspension Notice"); PROVIDED FURTHER THAT: (x) interest payments hereunder on the Subordinated Debt cannot exceed one quarter of one percent (0.25%) below the applicable Chase Revolving Loan Rate paid by the Company to the Agent and the Lenders (pursuant to paragraph 8.1 of the Financing Agreement), and (y) principal on the Subordinated Debt may be repaid provided hereunder the following conditions have been satisfied:

     a) Two years after the Closing Date of the Financing Agreement have elapsed;

     b) At the time of each repayment, and based upon a trailing twelve months of financial information, the Company and its subsidiaries (on a consolidated basis) must have achieved a Fixed Charge Coverage Ratio (on a consolidated basis) of at least 1.25 x 1.0 (defined as EBITDA / (Taxes + Interest + CAPEX + Principal Amortization, as set forth in the

          Financing Agreement, and if not otherwise defined therein, in accordance with GAAP consistently applied);

     c) After any repayment of the Senior Subordinated Debt, there will be at least $20,000,000 of Availability under the Revolving Line of Credit; and

     d) At the time of each repayment, the outstanding amount of the Term Loan (under the Financing Agreement) cannot exceed $5,000,000. (with respect to the foregoing, all as defined and set forth in the Financing Agreement.)

     Upon receipt of a Suspension Notice, and at all times thereafter during the applicable Suspension Period (as defined herein), (i) the Subordinating Creditor may not take, demand, receive or accelerate any payment of the Subordinated Debt and the Company shall not give, make or permit any such payment and (ii) the Subordinating Creditor shall not assert, participate in or bring any sort of action, suit or proceeding (including without limitation any Insolvency Proceeding) either at law or in equity for the enforcement, collection or realization of all, or any part of, the Subordinated Debt (herein "Commence Legal Action"). In the event the Required Lenders shall waive the Event of Default in writing, the Agent shall so notify the Subordinating Creditor and the Company in writing and the suspended payments may resume. Such resumed payments shall be subject to all of the terms and provisions of this Subordination Agreement. Upon the expiration of an applicable Suspension Period, unless (A) the Agent has prior to such expiration given a notice of acceleration to the Company with respect to the Senior Debt and is pursuing remedies against the Company or the Collateral (as defined in the Financing Agreement), or (B) the Company has paid to the Subordinating Creditor all installments of principal and interest that would have been due (without acceleration) during such Suspension Period, the Subordinating Creditor may Commence Legal Action with respect to any missed payments (absent acceleration). However, notwithstanding the foregoing, should any Insolvency Proceeding occur at any time, the Subordinated Debt shall be subordinated to the prior payment of all Senior Debt in accordance with paragraph 1 hereof, and the aforesaid provisions of subparagraph (a) of this paragraph.

    (c) "Suspension Period" shall mean a period commencing on the date of the occurrence of, a Default pursuant to paragraph 10.1(a), (b) or (c) of the Financing Agreement or an Event of Default under the Financing Agreement through the date that any and all such outstanding Events of Default are waived by the Required Lenders (as defined in the Financing Agreement) or the Event of Default is cured to the Agent's satisfaction. With respect to Suspension Notice(s), it is hereby understood and agreed that:

        (i) there shall be no limit of the number of Suspension Notices which the Agent may give;

      (ii) the Agent shall not be entitled to give a Suspension Notices based on an Event of Default which has been waived by the Required Lenders under the Financing Agreement; and

      (iii) nothing contained herein shall prohibit the Agent from giving successive Suspension Notices based upon an Event of Default under the Financing Agreement or a continuing Event of Default which was not the basis for any prior Suspension Notice.

      9.   ACCELERATION RIGHTS AND REMEDIES

     (a) The Subordinating Creditor shall have no right to accelerate the Subordinated Debt or Commence Legal Action to enforce collection of all, or any part of, the Subordinated Debt, except that the Subordinating Creditor may accelerate and Commence Legal Action in the event that:

     (i) the Company commence or has commenced against it an Insolvency Proceeding, provided that any such involuntary Insolvency Proceeding which is commenced against the Company is not dismissed or discharged within 60 days after commencement thereof; or

     (ii) the Agent accelerates the Senior Debt, provided that upon any waiver or recession of such acceleration by the Required Lenders (or the Agent, as applicable) the Subordinating Creditor shall likewise rescind its acceleration of the Subordinated Debt;

     PROVIDED, HOWEVER that any amount received by the Subordinating Creditor as a result of any acceleration permitted above, prior to payment in cash in full of the Senior Debt, shall be held in trust and paid to the Agent in accordance with the provisions of this Subordination Agreement.

     (b) The Subordinating Creditor shall have no right to Commence Legal Action for enforcement or collection of all, or any part of, the Subordinated Debt, except that, in the event (i) the Company defaults in payment of any installment of interest or principal due the Subordinating Creditor under the Subordinated Note and permitted by the terms of this Subordination Agreement,
(ii) the Subordinating Creditor notifies the Agent of such default in payment and (iii) the Agent does not send a Suspension Notice to the Subordinating Creditor within 30 days after the Agent's receipt of such notice from the Subordinating Creditor, the Subordinating Creditor may Commence Legal Action to enforce collection of the defaulted installment (without any acceleration of the Subordinated Debt), provided, however, that the Subordinating

Creditor may not participate in the commencement of any involuntary Insolvency Proceeding against Company.

     10. ACTION AGAINST. If the Subordinating Creditor in violation of this Subordination Agreement shall assert or bring any action, suit or proceeding against the Company (and/or any Guarantor), the Company may interpose as a defense or dilatory plea the making of this Subordination Agreement, and the Agent is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in Company's name. If the Subordinating Creditor shall attempt to enforce, collect or realize upon any Subordinated Debt or, any collateral, security or guarantees (if any), securing the Subordinated Debt in violation of this Subordination Agreement, the Company may, by virtue of this Subordination Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, the Agent may restrain any such enforcement, collection or realization, either in their own name or in the name of any of the Company (and/or any Guarantor).

     11. ENDORSEMENT OF NOTE; OTHER DOCUMENTS. The Subordinating Creditor agrees to mark the Subordinated Note evidencing the Subordinated Debt with a notation in substantially the following form:

     "This Note is subject to the terms and provisions of a Subordination Agreement dated March 12, 1999 executed by the Payee in favor of The CIT Group/Business Credit, Inc., as Agent", and to deliver proof of such notation to the Agent.

     12. MODIFICATIONS TO THE SUBORDINATED NOTE. Without obtaining the prior written consent of the Agent, the Subordinated Note shall not be amended for (i) any increase in the rate of interest charged thereunder (ii) any increase in the principal amount of the Subordinated Note or any installment due thereunder,
(iii) any change of the maturity date of any payment for principal or interest which would have the effect of accelerating payment thereof, (iv) amendment of the form or method of payment, (v) the granting or obtaining of any additional collateral security or obtaining any lien in any additional collateral, (vi) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company, or (vii) any other amendment which would have a material adverse effect on the operations of the Company (and/or any Guarantor), the Agent's security interest in the Collateral or the Agent's and/or the Lenders Senior Debt.

     13. NO IMPAIRMENT OF COMPANY'S OBLIGATION. Subject to all of the Agent's rights as expressly provided in this Subordination Agreement, nothing contained in this Subordination Agreement shall impair, as between the Company and the Subordinating Creditor, the obligation of the Company, which is unconditional and absolute, to pay the Subordinated Debt to the Subordinating Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms or prevent the Subordinating Creditor, upon any default under the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law.

     14. SUBROGATION. Until such time as all Senior Debt is paid in cash in full and this Subordination Agreement is terminated as herein provided, the Subordinating Creditor shall not assert or be entitled to any subrogation rights. Subject to the prior sentence, if any payment or distribution to which the Subordinating Creditor would otherwise have been entitled (but for the provisions of this Subordination Agreement) shall have been turned over to the Agent or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Subordination Agreement, then the Subordinating Creditor shall be entitled to receive from the Agent any payments or distributions received by the Agent in excess of the amount sufficient to pay all Senior Debt in full, and upon such payment in full of the Senior Debt shall be subrogated (without any representation by, or any recourse whatsoever to the Agent and/or the Lenders) to all rights of the Agent and the Lenders to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. For purposes of the Subordinating Creditor's subrogation rights hereunder, payments to the Agent with respect to the Senior Debt which the Subordinating Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Subordination Agreement shall not, as between any of the Company (and/or any Guarantor), its creditors (other than the Agent and the Lenders) and the Subordinating Creditor, be deemed payments with respect to the Senior Debt. The Agent and the Lenders make absolutely no representation or warranty whatsoever in connection with such rights or Senior Debt, including without limitation any representation or warranty as to the enforceability of the Financing Agreement, the Senior Debt, or any lien upon Collateral therefor, or the collectibility of said Senior Debt.

     15. ENTIRE AGREEMENT. This Subordination Agreement embodies the whole agreement of the parties and may not be modified except in writing. The Agent's and/or the Lender's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other non-observance by the Subordinating Creditor of the terms and provisions of this Subordination Agreement shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Subordinating Creditor hereunder.

     16. WAIVER OF NOTICE. The Subordinating Creditor hereby waives any and all demands, presentments or notices (other than notices specifically provided for in this Subordination Agreement) to which it might otherwise be entitled (including, without limitation, any and all notice of the creation or accrual of any Senior
Debt; of any extension, modification, or renewal of any of said Senior Debt, and of the Agent's and the Lender's reliance on this Subordination Agreement).

     17. NOTICES All notices and other communications hereunder shall be in writing or by overnight mail or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight carrier, or when deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

     If to the Subordinating Creditor:

     Lone Star Technologies, Inc.
     14681 Midway Road, Suite 200
     Dallas, TX  75244
     Attention:     Richard W. Arp
     Fax# (972) 770-6413

     If to the Company:

     Lone Star Steel Company
     14681 Midway Road, Suite 200
     Dallas Texas 75244
     Attention:     Richard W. Arp
     Fax#  (972) 770-6413

     If to the Agent:

     The CIT Group/Business Credit, Inc., As Agent
     Two Lincoln Centre, 5420 LBJ Freeway
     Dallas, TX  74240
     Attention: Regional Manager
     Fax# (972) 455-1690

     18. GENERAL PROVISIONS. When used in this Subordination Agreement all pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender and any reference to "the Agent" shall mean the Agent and/or the Lenders, as applicable. This Subordination Agreement: shall inure to the benefit of the Agent and the Lenders, their successors and assigns and any parent, subsidiary or affiliate of the Agent and the Lenders; shall be binding upon the respective successors and assigns of the Subordinating Creditor; and shall pertain to the Company and its respective successors and assigns. This Subordination Agreement may be executed, in the original or by telecopy, and in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same document.

     19. CHOICE OF LAW. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.

                                       LONE STAR TECHNOLOGIES, INC.


                                       By  /s/ Rhys J. Best
                                          ------------------------------------
                                       Title: President


                                       THE CIT GROUP/BUSINESS CREDIT, INC.,
                                       AS AGENT


                                       By  /s/ Neal Legan
                                          -------------------------------------
                                       Title: Vice President

      The undersigned, the Company (and the Guarantors) referred to in the foregoing Subordination Agreement, hereby agrees to comply with all of the terms and provisions of said Subordination Agreement in all respects. It shall constitute an Event of Default under the Financing Agreement referenced above if there shall occur a breach by the Company, any Guarantor, or the Subordinating Creditor in the performance of any of the terms of the said Subordination Agreement. The Company (and the Guarantors) hereby covenants that it will not (except as otherwise provided in the Subordination Agreement) make any payment on account of, recognize any forgiveness, assignment or transfer of additional security for the Subordinated Debt while said Subordination Agreement is in effect or until the Agent's and the Lender's Senior Debt has been satisfied in cash in full and said Subordination Agreement is terminated as herein provided. The Guarantors hereby confirm their understanding and agreement with the foregoing.

                                 READ AND AGREED TO:

                                 LONE STAR STEEL COMPANY


                                 By   /s/ R.W. Arp
                                     -------------------------------
                                 Title: Treasurer


                                 CONFIRMED:

                                 T & N LONE STAR WAREHOUSE CO.


                                 By   /s/ R.W. Arp
                                     -------------------------------
                                 Title: Treasurer


                                 LONE STAR LOGISTICS, INC.


                                 By   /s/ R.W. Arp
                                     -------------------------------
                                 Title: Treasurer


                                 TEXAS & NORTHERN RAILWAY COMPANY


                                 By   /s/ R.W. Arp
                                     -------------------------------
                                 Title: Treasurer